Exhibit 99.1

Cherokee Global Brands Reports Fourth Quarter and Fiscal 2018 Financial Results

Fourth Quarter Highlights:

•	Revenues of $6.9 million from continuing operations
•	Net loss of $45.6 million, or $3.26 per diluted share, reflecting the impact of a one-time impairment charge of $35.5 million

Full-Year Highlights:

•	Revenues of $29.4 million from continuing operations
•	Net loss of $56.0 million or $4.17 per diluted share, reflecting the impact of a one-time impairment charge of $35.5 million
•	Adjusted EBITDA of $3.9 million

Fiscal Year 2019 Guidance:

•	Guidance updated to reflect conversion of Hi-Tec sales to licensed royalty model
•	Consolidated revenues expected to range from $29.0 - $31.0 million
•	Adjusted EBITDA expected to range from $8.0 - $10.0 million
•	SG&A run rate expected to approximate $21.0 million

SHERMAN OAKS, Calif., (April 19, 2018) — Cherokee Global Brands (NASDAQ: CHKE), a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands, today reported financial results for its fourth quarter and fiscal year ended February 3, 2018.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures as that term is defined in Regulation G.  Reconciliations of amounts on a GAAP basis to amounts on a non-GAAP basis are presented in tabular form later in this release under the heading “Reconciliation of GAAP to Non-GAAP Financial Data.”

CEO Commentary

“2018 was a difficult year as we continued transitioning our namesake brand from our legacy partner and admittedly under-estimated the challenges of integrating Hi-Tec, a vast global operating business, into our historical licensing model,” said Henry Stupp, chief executive officer. “We are fortunate that our brands and portfolio and our team are poised to achieve meaningful future progress and profitability for Cherokee Global Brands. We took actions to shore up our financial controls this past year and strengthen our brand portfolio. Importantly, we successfully converted our Hi-Tec indirect sales business to a fully licensed model, and while doing so, we restructured our Hi-Tec operations. This resulted in a 60% reduction in headcount and a significantly improved cost structure. We will continue to evaluate the costs associated with our infrastructure as we focus our efforts on revenue growth.”

“We expect to generate meaningful new royalty streams beginning in fiscal 2019,” added Stupp.  “Most notably, we’re pleased to announce our partnership with Lidl, a global discount supermarket chain, for the distribution of our namesake Cherokee brand in over 10,000 Lidl locations across Europe and Scandinavia.  Our initial launch is set for Fall 2018 and will include our full assortment of men’s, women’s and children’s fall and winter apparel, footwear and accessories.  In collaboration with Lidl’s own brands, we look forward to bringing Cherokee’s iconic styles, offered at great value to Lidl’s customers.”

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Mr. Stupp noted, “We are making progress to a future where Cherokee Global Brands is more diversified than ever before – across brands, geographies, categories and channel partners.  Today, more than 50% of our licensing revenues are generated outside of the United States with best-in-class licensees, franchisees, retail partners and distributors.  Our licensees supply a broad assortment of products from our brand portfolio to the rapidly growing e-commerce retail platform.”

Brand Developments

Cherokee

Cherokee brand revenues for the fourth quarter were $2.4 million, a decrease of $2.2 million from the fourth quarter in the prior year. Cherokee brand revenues for fiscal 2018 were $11.1 million compared to $23.0 million in the prior year. For both the fourth quarter and fiscal 2018 the year-over-year declines reflect the transition of Cherokee brand’s U.S. business from a direct-to-retail model, or “DTR”, to a wholesale model. Through fiscal 2017, the Company earned substantial royalties from its primary DTR license with Target Corporation in the U.S.  Beginning with fiscal 2018, the Company has been transitioning from this DTR license to a wholesale model whereby the Company now has license agreements with multiple manufacturers and wholesalers who sell a broad assortment of Cherokee branded products to various retailers, including all major ecommerce platforms in the U.S. The Company believes its licensees are experts in the category of products they manufacture under the Cherokee brand, and that royalty revenues from these licensees will grow over time.

The Company also announced today its partnership with Lidl, a German global discount supermarket chain, to launch a broad family-assortment of Cherokee lifestyle products in Lidl stores throughout Western Europe and Scandinavia.  Cherokee’s family fashion assortment launch will be one of its most comprehensive yet, offering a full assortment of men’s, women’s and children’s fall and winter apparel, footwear and accessories categories. Cherokee’s debut at Lidl in Fall 2018 will be accompanied by a fully integrated marketing campaign, which will include in-store branded signage, social and digital media, and consumer-focused promotions.

Tony Hawk

Tony Hawk brand revenues for the fourth quarter were $1.4 million, which was consistent with $1.4 million in the fourth quarter of the prior year.  Tony Hawk brand revenues for fiscal 2018 were $5.5 million compared to $5.1 million in the prior year.

Hi-Tec Indirect Sales and Conversion to Royalty Model

Effective January 2018, the Company completed the conversion of its Hi-Tec indirect sales to a licensed royalty model, with the International Brand Group assuming the legacy Hi-Tec distribution business in Latin America, Asia Pacific and Eastern Europe.  In the past, the Company sold product to  distributors in certain territories and reported indirect sales and cost of goods sold.  Going forward, these territories are now licensed to International Brand Group who has taken over the related sales and distribution operations, and as the brand owner, the Company will earn royalties from these sales. The indirect sales and associated cost of goods sold previously reflected in the Company’s  P&L are now classified as “discontinued operations”.  As part of this transition, the Company completed a restructuring of its Hi-Tec operations, resulting in a 60% reduction in headcount and a significantly reduced cost structure.

Hi-Tec brand revenues for the fourth quarter were $2.7 million compared to $1.2 million in the fourth quarter of the prior year, which reflected only a partial quarter of revenue contribution from the Company’s December 2017 acquisition of Hi-Tec.  Revenues for the current and prior year period are only comprised of royalty revenues.  Previously reported indirect sales have been reclassified as discontinued operations. Hi-Tec brand royalty revenues for fiscal 2018 were $9.7 million.

Flip Flop Shops and Other Brands

Flip Flop Shops and other brand revenues for the fourth quarter were $0.4 million, compared to $1.2 million in the fourth quarter of the prior year. Flip Flop Shops and other brand revenues for fiscal 2018 were $3.1 million

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compared to $4.7 million in the prior year. The Company is finalizing a shop-in-shop program with a national retailer that is set to launch this Summer.

Trademark Impairments

In the fourth quarter of fiscal 2018, the Company conducted the annual evaluation of its goodwill and indefinite lived trademarks as required under accounting standards. It was determined that the indefinite lived trademarks related to four of its brands were impaired, and as a result, the Company recognized an impairment charge of $35.5 million related to its Tony Hawk, Liz Lange, Flip Flop Shops and Everyday California trademarks. These impairment charges were the outcome of significant changes to the Company’s cash flow projections based on recent experience, which resulted in reduced estimates of fair value. In conjunction with these impairment assessments, the Company concluded that the competitive and economic environment for the use of these trademarks no longer supported indefinite useful lives. Accordingly, these trademarks will be amortized prospectively over their estimated remaining useful lives.

Operating Expenses

Selling, general and administrative expenses for the fourth quarter, which comprise the Company’s normal operating expenses, were $6.9 million, compared to $5.7 million in the fourth quarter of the prior year. Selling, general and administrative expenses were $25.4 million for fiscal 2018, compared to $19.1 million in the prior year. Hi-Tec is included in the Company’s results for the full year of fiscal 2018 compared to only a partial quarter in fiscal 2017, which is the primary driver of the year-over-year increase in operating expenses.

The Company incurred restructuring charges of $2.0 million in the fourth quarter of fiscal 2018 as it completed the conversion of Hi-Tec to a fully licensed model and took steps to align its staffing to appropriately support its current operations.  Business acquisition and integration costs related to the integration of the Hi-Tec acquisition totaled $2.2 million in the fourth quarter of fiscal 2018. The Company expects business acquisition and integration costs in fiscal 2019 to be significantly less. In addition, the Company incurred non-cash stock warrant charges related to its debt refinancings, which totaled $1.3 million in fiscal 2018.

Net Loss and Adjusted EBITDA

The Company’s net loss for the fourth quarter was $45.6 million, or $3.26 per share on a diluted basis with 14.0 million average shares outstanding, reflecting the $35.5 million impairment charge described above.  Net loss in the fourth quarter of the prior year was $11.1 million, or $0.96 per share on a diluted basis with 11.5 million average shares outstanding.

Net loss for fiscal 2018 was $56.0 million, or $4.17 per share on a diluted basis with 13.4 million average shares outstanding, compared to a net loss in fiscal 2017 of $7.9 million, or $0.84 per share on a diluted basis with 9.4 million average shares outstanding.

After adding back the non-cash charges and the business acquisition and integration costs, fiscal 2018 Adjusted EBITDA was $3.9 million compared to Adjusted EBITDA of $14.9 million in the prior year.  This decrease was primarily due to the Company’s transition from its previous DTR license agreement with Target Corporation to a wholesale model, which began contributing to royalty revenues at the beginning of fiscal 2018 and is expected to grow as Cherokee branded products begin to gain traction with new retailers and their customers.

Balance Sheet

At February 3, 2018, the Company had cash and cash equivalents of $3.2 million and $49.5 million of debt.

Going Concern

Based on the Company’s current forecasts, management anticipates that it will violate the liquidity covenant in its credit agreement within the next twelve months, which raises substantial doubt about the ability of Cherokee to continue as a going concern.  The Company has disclosed this information in its audited financial statements and has classified its debt obligations as current liabilities as of February 3, 2018. Please refer to

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Note 1 of the Company's consolidated financial statements for the year ended February 3, 2018 for more information.

The Company is in the process of negotiating with its lender to amend its credit agreement and give the Company incremental liquidity, either through an increase in its borrowing capacity, or through additional liquidity from another lender. The Company expects these discussions to result in an acceptable amendment.

As a result of the Company’s projections, the Company's independent registered public accounting firm has included an explanatory paragraph in its audit opinion related to the Company's fiscal 2018 financial statements, which indicates that there is substantial doubt about the Company's ability to continue as a going concern. Such paragraph in the independent auditor’s report causes the Company to fail to comply with the affirmative covenants of its credit facility with Cerberus, and as a result of such failure to comply, Cerberus has the right to terminate its obligations under the credit facility, declare all or any portion of the borrowed amounts then outstanding to be accelerated and due and payable, and/or exercise any other rights or remedies it may have under applicable law, including foreclosing on the Company’s and/or its subsidiaries assets that serve as collateral for the borrowed amounts.

Notwithstanding the foregoing, the Company's financial statements have been prepared on a going concern basis, meaning that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The financial statements do not reflect adjustments that would be necessary if the going concern assumption was not appropriate. If the going concern assumption was not appropriate for these financial statements, adjustments to the carrying value of the assets and liabilities, reported expenses and statement of financial position classifications would be necessary. Such adjustments could be material.

Fiscal 2019 Outlook

Cherokee Global Brands is updating its guidance for its fiscal year ending February 2, 2019, which accounts for the transition of Hi-Tec’s indirect sales to a licensing model.

•	Revenues are anticipated to range from $29.0 to $31.0 million
•	Adjusted EBITDA is anticipated to range from $8.0 to $10.0 million
•	SG&A run rate is expected to approximate $21.0 million

Conference Call

The Company will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (international). The earnings call will also be broadcast over the Internet and can be accessed on the Investor Relations section of the Company’s website at http://www.cherokeeglobalbrands.com.

For those unable to participate during the live broadcast, a replay will be available through Thursday, April 26, 2018, at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (844) 512-2921 (U.S.) or (412) 317-6671 (international) and use conference ID: 13677858.

About Cherokee Inc.

Cherokee is a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands including Cherokee®, Carole Little®, Tony Hawk® Signature Apparel and Hawk Brands®, Liz Lange®, Everyday California®, Sideout®, Hi-Tec®, Magnum®, 50 Peaks®, Interceptor® and Flip Flop Shops®, a franchise retail chain, across multiple consumer product categories and retail tiers around the world. The Company currently maintains license and franchise agreements with leading retailers and manufacturers that span approximately 80 countries and approximately 20,000 retail doors plus ecommerce.

Safe Harbor Statement

This news release may contain forward-looking statements regarding future events and the future performance of Cherokee. Forward-looking statements in this press release include, without limitation, express or implied statements regarding: the Company’s forecasted operating results for fiscal year 2019; the ability of the

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Company’s to amend its credit facility on reasonable terms, or at all; the Company’s expectations regarding its new and existing license agreements and the performance of its licensees thereunder; the Company’s ability to sustain necessary liquidity and grow its business; and anticipated market developments and opportunities.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and is based on currently available market, operating, financial and competitive information and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected, including, among others, risks that: Cerberus will exercise its rights to foreclose on all of the Company’s assets; the Company will not be able to amend its credit facility on reasonable terms or at all; the Company and its partners will not achieve the results anticipated in the statements made in this release; global economic conditions and the financial condition of the apparel and retail industry and/or adverse changes in licensee or consumer acceptance of products bearing the Company’s brands may lead to reduced royalties; the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee®, Hi-Tec®, Magnum®, 50 Peaks®, Interceptor®, Carole Little®, Tony Hawk® and Hawk Brands®, Liz Lange®, Everyday California® and Sideout® branded products could cause our results to differ from our anticipations; the Company’s dependence on a select group of licensees for most of the Company’s revenues makes us susceptible to changes in those organizations; and the Company’s dependence on its key management personnel could leave us exposed to disruption on any termination of service.   The risks included here are not exhaustive. Other risks and uncertainties are described in our annual report on Form 10-K filed on April 19, 2018, its periodic reports on Forms 10-Q and 8-K, and subsequent filings with the SEC we make from time to time. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth under the Company’s safe harbor statement. This forecast is made as of the date of this release, and Company undertakes no obligation to update or amend this guidance whether as a result of new information, future events or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including Adjusted EBITDA, may be considered non-GAAP financial measures. Cherokee believes this information is useful to investors as a measure of profitability, because it helps us compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization, and the cost of acquiring businesses and restructuring our operations.  In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. A reconciliation of net loss from continuing operations as reported in our consolidated statements of operations is reconciled to Adjusted EBITDA in tabular form later in this release under the heading “Reconcilation of GAAP to Non-GAAP Financial Data“.

Investor Contact:

Cherokee Global Brands

Steve Brink, CFO

818-908-9868

Addo Investor Relations

Laura Bainbridge/Patricia Nir

310-829-5400

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CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

UNAUDITED

(In thousands, except share and per share amounts)

	February 3,	January 28,
	2018	2017

Assets
Current assets:
Cash and cash equivalents	$3,174	$8,378
Accounts receivable, net	9,805	11,759
Other receivables	472	3,961
Prepaid expenses and other current assets	1,258	5,010
Current assets of discontinued operations	1,868	12,032
Total current assets	16,577	41,140
Property and equipment, net	1,090	1,300
Intangible assets, net	69,548	105,701
Goodwill	16,352	15,394
Other assets	30	1,578
Noncurrent assets of discontinued operations	—	903
Total assets	$103,597	$166,016
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,205	$12,635
Other current liabilities	7,370	11,822
Current portion of long term debt	46,105	1,241
Related party Ravich loan	—	3,896
Deferred revenue—current	2,229	6,493
Current liabilities of discontinued operations	1,103	4,083
Total current liabilities	64,012	40,170
Long term liabilities:
Long term debt	—	41,595
Deferred income taxes	10,466	7,718
Other liabilities	5,004	4,215
Total liabilities	79,482	93,698
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, shares issued 13,997,200 (2018) and 12,951,284 (2017)	280	259
Additional paid-in capital	74,377	66,612
Retained earnings (accumulated deficit)	(50,542)	5,447
Total stockholders’ equity	24,115	72,318
Total liabilities and stockholders’ equity	$103,597	$166,016

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CHEROKEE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	February 3,	January 28,	February 3,	January 28,
	2018	2017	2018	2017
Revenues	$6,884	$8,376	$29,365	$34,022
Operating expenses:
Selling, general and administrative expenses	6,906	5,706	25,446	19,106
Stock-based compensation and stock warrant charges	1,485	587	3,789	2,380
Business acquisition and integration costs	2,169	7,685	7,537	11,498
Restructuring charges	1,951	3,782	2,080	3,782
Intangible asset impairment charge	35,500	—	35,500	—
Depreciation and amortization	270	407	1,408	1,483
Total operating expenses	48,281	18,167	75,760	38,249
Operating (loss) income	(41,397)	(9,791)	(46,395)	(4,227)
Other income (expense):
Interest expense	(1,695)	(1,147)	(6,500)	(1,661)
Other income (expense), net	299	313	64	424
Total other expense, net	(1,396)	(834)	(6,436)	(1,237)
(Loss) income from continuing operations before income taxes	(42,793)	(10,625)	(52,831)	(5,464)
Provision for income taxes	2,364	1,323	3,030	3,258
Net (loss) income from continuing operations	(45,157)	(11,948)	(55,861)	(8,722)
(Loss) Income from discontinued operations, net of income taxes	(428)	828	(128)	828
Net (loss) income	$(45,585)	$(11,120)	$(55,989)	$(7,894)
Net (loss) income per share:
Basic (loss) earnings per share from continuing operations	$(3.23)	$(1.04)	$(4.16)	$(0.93)
Diluted (loss) earnings per share from continuing operations	$(3.23)	$(1.04)	$(4.16)	$(0.93)
Basic (loss) earnings from discontinued operations per share	$(0.03)	$0.07	$(0.01)	$0.09
Diluted (loss) earnings from discontinued operations per share	$(0.03)	$0.07	$(0.01)	$0.09
Basic (loss) earnings per share	$(3.26)	$(0.96)	$(4.17)	$(0.84)
Diluted (loss) earnings per share	$(3.26)	$(0.96)	$(4.17)	$(0.84)
Weighted average common shares outstanding:
Basic	13,994	11,539	13,431	9,424
Diluted	13,994	11,539	13,431	9,424

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CHEROKEE INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL DATA

(In thousands, except per share amounts)

Adjusted EBITDA is defined as net income before (i) interest expense, (ii) interest income and other income, (iii) provision for income taxes, (iv) depreciation and amortization, (v) intangible asset impairment loss, (vi) restructuring charges, (vii) business acquisition and integration costs and (viii) stock-based compensation and stock warrant charges.  Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”) and it may not be comparable to similarly titled measures reported by other companies.  We use Adjusted EBITDA, along with other GAAP measures, as a measure of profitability, because Adjusted EBITDA helps us compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization, and the cost of acquiring businesses and restructuring our operations.  We believe it is useful to investors for the same reasons.  Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our long-term debt, our provision for income taxes, the effect of our expenditures for capital assets and certain intangible assets, or the costs of acquiring businesses and restructuring our operations, or our non-cash charges for stock-based compensation and stock warrants.  A reconciliation from net (loss) from continuing operations as reported in our consolidated statement of operations to Adjusted EBITDA is as follows:

	February 3,	January 28,	February 3,	January 28,
(In thousands)	2018	2017	2018	2017
Net (loss) income from continuing operations	$(45,157)	$(11,948)	$(55,861)	$(8,722)
Provision for income taxes	2,364	1,323	3,030	3,258
Interest expense	1,695	1,147	6,500	1,661
Interest income and other income	(299)	(313)	(64)	(424)
Depreciation and amortization	270	407	1,408	1,483
Intangible asset impairment loss	35,500	—	35,500	—
Restructuring charges	1,951	3,782	2,080	3,782
Business acquisition and integration costs	2,169	7,685	7,537	11,498
Stock-based compensation and stock warrant charges	1,485	587	3,789	2,380
Adjusted EBITDA	$(22)	$2,670	$3,919	$14,916

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